ZEON(R)CORPORATION
                    1500 Cherry Street, Louisville, CO 80027


                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS


                            TO BE HELD April 30, 2002

TO THE SHAREHOLDERS OF ZEON CORPORATION:

         Please take notice that a Special Meeting of Shareholders of ZEON Corporation (the "Company") will be held at ZEON's corporate offices, 1500 Cherry Street, Louisville, Colorado, on Tuesday, April 30, 2001, at 4:30 p.m., local time, or at any adjournment or adjournments thereof, for the following purposes, all of which are more fully described in the accompanying Proxy
Statement:

1. To approve the 1 for 500 reverse stock split of the Company's common stock, no par value ("Common Stock"), including the payment of cash in lieu of issuing any fractional shares resulting from such split; and,

2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

         All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on March 15, 2002, will be entitled to vote.

         THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                         By order of the Board of Directors


                                         By:      T. Bryan Alu
                                                  Chairman of the Board

                               ZEON(R) CORPORATION
                    1500 Cherry Street, Louisville, CO 80027


                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF SHAREHOLDERS


                            To be held April 30, 2002

                               GENERAL INFORMATION

         The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of ZEON Corporation (the "Company"), for use at the Special Meeting of Shareholders of the Company to be held Tuesday, April 30, 2002, and at any and all adjournments of such meeting. The Company intends to mail the Proxy and Statement to shareholders on or about March 29, 2002. The cost of preparing and mailing the Proxy Statement will be borne by the Company. The solicitation of Proxies is to be made by the use of the mails. The Board of Directors does not intend to use specially engaged employees or paid solicitors to solicit Proxies. The Company intends to solicit Proxies for shares which are held of record by brokers, dealers, banks, voting trustees or other nominees and may pay the reasonable out-of-pocket expenses incurred by those for whom they hold shares. If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted (1) for approval of the reverse stock split; and (2) in accordance with the best judgments of the management proxy holders on any other matters that may properly come before the meeting. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Special Meeting.

                         VOTING RIGHTS AND VOTE REQUIRED

         Only shareholders of record at the close of business on March 15, 2002, will be entitled to vote at the Special Meeting. Each issued share of Common Stock entitles its record owner to one vote on each matter to be voted at the meeting. As of March 15, 2002, there were 344,105 shares of Common Stock outstanding. The presence in person or by proxy of the holders of a majority of the total issued and outstanding shares (172,053) of Common Stock of the Company which are entitled to be voted at the Special Meeting is necessary in order to constitute a quorum for the meeting. If a quorum is present, approval of all matters will require an affirmative vote of a majority of the shares present at the meeting in person or by proxy.

         NEITHER THE SECURITIES EXCANGE COMMISSION NOR ANY STATE SECURITIES ADMINISTRATOR HAS APPROVED OR DISAPPROVED OF THE REVERSE STOCK SPLIT, PASSED UPON THE MERITS OR FAIRNESS OF THE REVERSE STOCK SPLIT, OR PASSED UPON THE ADEQUACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement is March 25, 2002.

                      SUMMARY OF REVERSE STOCK SPLIT TERMS

         The proposed reverse stock split transaction (the "Transaction") is a 1 for 500 reverse stock split of the Company's Common Stock. The material terms of the reverse split are as follows:

o        The  Company's  Common Stock will be reverse  split by a factor of 500.
         Each 500 shares of Common Stock outstanding prior to the split will be converted into one full share of Common Stock after the split. See "Description of the Split."

o Fractional shares will not be issued. Any shareholders owning a fraction of one full share will receive cash in lieu of the fractional share. The amount of cash to be paid for a fraction of a share will be based on a price of $2,000 for a full share after the split (and will be prorated based on the fractional percentage owned). This price is equivalent to $4 per share prior to the reverse split. See "Description of the Split."

o Shareholders owning less than one full share after the split will cease to be shareholders of the Company since they will be paid cash in lieu of the fractional share. See "Special Factors - Effects of the Transaction."

o Shareholders owning less than one full share after the split have the right, under Colorado law, to dissent and obtain payment of the fair value of the shareholder's fractional share. See "Dissenters Rights."

o The reverse split will reduce the number of the Company's shareholders from approximately 717 shareholders prior to the split to approximately 49 shareholders after the split. As a result of having less than 300 shareholders, the Company will cease to be a public reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. See "Special Factors - Purpose of the Transaction and Effects of the Transaction."

                                 SPECIAL FACTORS

            The following special factors regarding the Transaction should be carefully reviewed by all shareholders prior to completing the Proxy or casting their vote at the Special Meeting:

Purpose of the Transaction. The purpose of the reverse split is to allow the Company to go private by decreasing the total number of the Company's shareholders from approximately 717 to 49. By reducing the number of shareholders below 300, the Company will file a report with the SEC to suspend reporting under Section 15(d) of the Securities Exchange Act of 1934, as amended.

Alternatives Considered by the Company. As an alternative to the reverse stock split transaction to accomplish its objective of going private, the Company did consider making a tender offer to those shareholders owning 100 shares or less in the Company. The Company did not feel that the tender offer would be successful in reducing the number of shareholders below 300 for the following two reasons: (1) many shareholders would not respond to the tender offer since the number of shares owned and corresponding cash to be received from the tender offer is so small; and (2) many of the shareholders owning such a small number of shares could not be located and, as result, would not be able to respond to the tender offer. No other alternatives were considered by the Company.

Reasons for the Transaction. The transaction was structured as a reverse split, with the cash-out of fractional shares, to assure that the number of shareholders of the Company would be reduced below 300. The Company made its decision on the magnitude of the reverse split so that only those shareholders owing less than 500 shares would be cashed out. The transaction is being done at this time because the Company has been unable to generate an active and liquid market for its Common Stock and has no reasonable possibility of generating such a market in the future. By going private, the Company will save approximately $15,000 per year as a result of not having to publicly report and having a smaller group of shareholders. See "Description of the Split - Reasons for the Transaction" for more information.

Effects of the Transaction. Shareholders owning less than one full share of stock after the reverse split will be paid cash for such fractional share and will cease to be a shareholder of the Company ("Cashed-Out Shareholders"). Such Cashed-Out Shareholders will not have the right to remain as a shareholder of the Company. Shareholders owning greater than one full share after the split will remain as a shareholder of the Company (owning any full shares after the split and receiving cash for any fractional share). The advantages of the transaction to the Cashed-Out Shareholders is the receipt of a price for the fractional shares significantly in excess of current bid quotes for the Common Stock and without any brokerage commission. The disadvantage of the reverse split to the Cashed-Out Shareholders is that they have no ability to remain as a shareholder of the Company. The advantages of the transaction to the Company and its shareholders remaining after the split (which includes all affiliates) are the cost savings of approximately $15,000 per year from ceasing to be a public reporting company and having a much smaller group of shareholders. Since the Company did not have an active market for its stock prior to the split, there do not appear to be any disadvantages of the transaction to the Company or its remaining shareholders (including affiliates).

Fairness of the Transaction. The Company reasonably believes that the reverse stock split is fair to unaffiliated shareholders, including those being cashed out and those who will continue to be shareholders after the split. The main factor relied upon by the Company in making its determination of fairness is that price being paid for fractional shares, $2,000 per full share after the split (which is equivalent to $4 per share prior to the split), is in excess of current and historical market prices for the Company's stock and the other valuation methods discussed below.

o Current Market Prices. The current bid price quoted by market makers in the Company's stock is $2.25 per share (as of March12, 2002). During the last six months, bid prices have ranged from a low of $2.00 per share to a high of $3.25 per share. During such six month time period, the prices for actual trades of the Company's stock have ranged from a low of $2.00 per share to a high of $3.25 per share.

o Historical Market Prices. During the prior three year period, bid prices have ranged from a low of $0.375 per share to a high of $5.00 per share, and prices for actual trades have ranged from a low of $0.375 per share to a high of $5.00 per share.

o Net Book Value. The net book value of the Company's stock as of December 31, 2001, is $3.40 per share.

o Going Concern Value. As a going concern, the Company's value was calculated using Excess Earnings and Discounted Cash Flow methods. The Excess Earnings method assumes the business is worth the value of its assets plus a premium for goodwill when earnings are above an acceptable rate of return (used 12% or Prime+7%). The Discounted Cash Flow method determines a value by discounting future years' cash flow stream by a capitalization rate (used 30%). These methods yielded an average range between $3.74 and $3.94 a share.

o Liquidation Value. The liquidation value was calculated by discounting Company's assets that could be liquidated in an orderly fashion and the payment of the Company's liabilities. The discounts used were bank collateral ratios, i.e., 75% of receivables, 50% of inventory, etc.. The liquidation valuation of the Company's stock is approximately $1.06 per share.

o Prior Purchases. Occasionally, the Company is contacted by shareholders desiring to sell their Company stock. In responses to these inquiries, the Company purchased the following stock during the prior two years:

            Quarter       Shares Purchased    Average Price   Range of Prices

            4th 2001              54                 $3.50      $3.50 - $3.50
            3rd 2001             204                  3.50       3.50 -  3.50
            2nd 2001             160                  3.00       3.00 -  3.00
            1st 2001               -                    -          -
            4th 2000               -                    -          -
            3rd 2000             180                  3.00       3.00 -  3.00
            2nd 2000              39                  3.00       3.00 -  3.00
            1st 2000              95                  3.00       3.00 -  3.00

         The price paid by the Company for each purchase was generally the bid price quoted by outside market makers at time of sale. There have been no purchases in the past 90 days.


The Transaction is not structured to require approval of at least of majority of unaffiliated shareholders and an unaffiliated representative has not been retained to represent the unaffiliated shareholders. The Company also did not receive any report, opinion or appraisal from an outside party that is related to the reverse stock split transaction.

The transaction was approved by all directors, including the one director who is not an employee of the Company.

                            DESCRIPTION OF THE SPLIT


Terms of the Split. The Transaction is a 1 for 500 reverse stock split of the Common Stock of the Company. Each 500 shares of Common Stock outstanding prior to the split will be converted into one full share of Common Stock after the split. Fractional shares will not be issued and will be purchased for cash based on $2,000 for a full share (which will be prorated based on the fractional percentage owned). This price is equivalent to $4 per share prior to the reverse split. Fractional shares acquired for cash will be held as treasury shares and the Company has no plans to re-sell or dispose of such shares.

Reasons for the Transaction. The Company has been a public reporting company under Section 15(d) of the Securities and Exchange Act of 1934, as amended, since its initial public offering ("IPO") in 1986. The Company was originally classified as a "penny stock company" since its shares were offered and sold in its IPO for $0.10 per share, and thereafter traded for pennies per share. During the early 1990's, the SEC issued new regulations on penny stocks, which severely curtailed any trading activity in the Company's stock. As a result of these regulations, the Company engaged in a one for 1 for 100 reverse stock split during 1994, in an attempt to avoid being classified as a penny stock company and position the Company to ultimately seek a listing on NASDAQ or an exchange. The NASDAQ and exchange listing requirements (amount of assets, share price, market value, and float) continued increasing over time, thereby preventing the Company from obtaining a listing. For the last several years, there has been minimal trading activity in the Company's stock, with many long periods of several months of zero activity. Since there is no active market for the Company's stock and there is little trading activity, the Company's board of directors has determined that it is in the best interest of the Company and its shareholders to go private by reducing the total of shareholders below 300. By going private, the Company will realize annual cost savings of approximately $15,000 from not having to publicly report and lower printing and mailing costs to a smaller shareholder group. The shareholders being cashed out also receive the benefit of a price for their fractional shares that is in excess of current bid prices being quoted by market makers and without payment of any commission or broker fees. The Company has approximately 717 shareholders in total, with approximately 668 of those owning less than 500 shares. By cashing out the shareholders owning less than 500 shares through the reverse split, the Company will reduce the total number of shareholders to approximately 49, well below the threshold of 300 needed to go private.

Accounting treatment of the Transaction. The fractional shares acquired for cash will be treated by the Company as a purchase and retirement of its own stock. The purchase of the fractional shares will be treated as reduction of shareholders' equity, made up of Common Stock, Paid In Capital and Retained Earnings.

The federal income tax consequences of the Transaction. The receipt of cash for fractional shares will be deemed a sale of the fractional share for income tax purposes. The difference between the amount of cash received for the fractional share and the shareholder's tax basis in such share will be the gain or loss to be recognized. The gain or loss will generally be a capital gain or loss, with the nature being short term if owned less than one year and long term if owned for a year or more. There will be no tax effect with respect to the full shares owned by shareholders after the split. Shareholders should consult their own tax advisers for advice with respect to their particular situation.

                               DISSENTER'S RIGHTS

         Under Section 7-113-102 of the Colorado Business Corporation Act (the "CBCA"), shareholders of the Company owning only a fraction of one share after the reverse split are entitled to dissent and obtain payment of the fair value of their fractional share. A complete copy of Article 113 of Title 7 of the CBCA (which sets forth all of the provisions governing dissenter's rights) is attached hereto as Schedule 1. The discussion of dissenter's rights set forth below is a summary of such provisions and is qualified in its entirety by reference to Schedule 1. If a shareholder desires to dissent, he is urged to carefully review all of Schedule 1 to become fully familiar with the proper procedures to follow. The failure to comply exactly with requirements set forth on Schedule 1 may result in the inability of a shareholder to dissent and obtain the fair value of his fractional share. If a shareholder has any questions on how to properly dissent and obtain the fair value of his fractional share, such shareholder should consult his own legal counsel.

         If a shareholder desires to dissent, he must (i) provide written notice of his intent to dissent and obtain payment for his shares prior to the shareholder vote approving the reverse split, and (ii) not vote in favor of the reverse split (see Section 7-113-202 of the CBCA). A shareholder who does not comply with (i) and (ii) above is not entitled to demand payment for his fractional share under the dissenter's rights provisions.

         Following approval of the reverse split by the shareholders, the Company will then send to each shareholder who complied with (i) and (ii) above a notice (the "Dissenter's Notice") stating the procedures that each shareholder must follow to obtain the fair value of his fractional share. These procedures are set forth in Section 7-113-203 of the CBCA and include the shareholder making a written demand for payment on the Company (a form of which will be included with the Dissenter's Notice) and depositing the certificates representing the fractional share (which are the certificates for the stock held prior to the reverse split) with the Company at the address set forth in such notice. A shareholder that does not make the written demand for payment and deposit his certificates by the date set forth in the Dissenter's Notice is not entitled to payment for his fractional share under the dissenter's rights provisions of the CBCA.

         The Company is required to pay each dissenting shareholder that properly and timely complies with the Dissenter's Notice the Company's estimate of the fair value of such factional share and provide such dissenting shareholder with financial information on the Company, a statement setting forth the Company's determination of such fair value, and certain other information. If the shareholder disagrees with the Company's determination of fair value, the shareholder can, within 30 days after receipt of the Company's payment, reject the Company's offer and submit his own estimate of the fair value of his shares. The Company then has the option of paying the shareholder the amount estimated by the shareholder as fair value or filing an action in court for judicial determination of the fair value. If the Company elects to have a judicial determination of fair value, such judicial action will be governed by Sections 7-113-301 and 7-113-302 of the CBCA.

               TRADING MARKET AND PRICE FOR COMPANY'S COMMON STOCK

         As of March 15, 2002, there were 344,105 shares of common stock, no par value, of the Company issued and outstanding. The Common Stock of the Company is traded in the over-the-counter market, commonly known as the "pink sheets." There is very little trading volume in the Company's stock, with long periods of time (generally several months) between trades. In addition, the trades are generally for very small blocks of stock in the range of 100 to 200 shares. The following over-the-counter bid quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions. Due to the very limited trading activity in the Company's stock, the bid quotes listed below may not reflect accurate market values. There has also been a wide difference between the bid and ask prices quoted by market makers in the Company's stock, usually in excess of a 180% difference between the two quotes. The following table sets forth the high and low bid prices for the periods indicated based on a sampling of quotes from various market makers:

                                                        High        Low
Fourth quarter ended December 31, 2001                  2.00        $2.00
Third quarter ended September 30, 2001                  2.30         2.30
Second quarter ended June 30, 2001                      5.75         4.50
First quarter ended March 31, 2001                      1.00         0.375

Fourth quarter ended December 31, 2000                  2.25         0.78
Third quarter ended September 30, 2000                  2.375        2.375
Second quarter ended June 30, 2000                      NQ             NQ
First quarter ended March 31, 2000                      NQ             NQ

NQ means no quote was available.

            The Company has not paid any dividends on its Common Stock during its entire history, which dates back to 1986. The Company's current line of credit from its bank prohibits the payment of any dividends on its Common Stock.

      Prior Purchases. Occasionally, the Company is contacted by shareholders desiring to sell their Company stock. In responses to these inquiries, the Company purchased the following stock during the prior two years:

            Quarter        Shares Purchased     Average Price  Range of Prices

            4th 2001               54                  $3.50      $3.50 - $3.50
            3rd 2001              204                   3.50       3.50 -  3.00
            2nd 2001              160                   3.00       3.00 -  3.00
            1st 2001                -                     -          -
            4th 2000                -                     -          -
            3rd 2000              180                   3.00       3.00 -  3.00
            2nd 2000               39                   3.00       3.00 -  3.00
            1st 2000               95                   3.00       3.00 -  3.00

The price paid by the Company for each purchase was generally the bid price quoted by outside market makers at time of sale. There have been no purchases in the past 90 days.

                      RECOMMENDATION OF BOARD OF DIRECTORS

            The board of directors of the Company has unanimously approved the transaction and indicated a recommendation in favor of the transaction. All executive officers and directors (holding in total 57.5% of the outstanding stock) have indicated their intention to vote in favor of the reverse split transaction. Since the reverse split transaction must only be approved by a majority vote of the shareholders, the reverse split will be approved if all such persons vote in accordance with their indicated intention.

   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION; EXPENSES OF TRANSACTION

            The total amount of funds needed to cash out the fractional shares is $205,000. The Company will obtain these funds from its current $2,000,000 line of credit facility. The Company's bank has already approved the Company using its line of credit facility to obtain the cash needed for the reverse split transaction, and there is sufficient availability under the line of credit for such amount. The line of credit facility that will provide the funds for the transaction is from Heritage Bank, carries interest at a variable annual rate equal to prime plus 1%, has a term of expiring on May 15, 2002, and is fully secured with all assets of the Company. The amounts borrowed under such line of credit for the reverse split transaction will be repaid over a 12 month period. If, for any reason, the line of credit facility is not available, the Company intends to use cash from operations for the funds needed for the transaction.

            The Company estimates incurring the following costs and expenses to structure and complete the reverse stock split transaction:

o      Filing fees                         $  1,000

o      Legal expenses                      $ 15,000

o      Accounting expenses                 $  5,000

o      Printing and mailing costs          $  2,000

o      Other miscellaneous costs           $  1,000

                  INTEREST IN SECURITIES OF THE SUBJECT COMPANY

            The following tables set forth certain information, as of March 15, 2002, with respect to the beneficial ownership of the Company's Common Stock by each director and executive officer and by the directors and executive officers of the Company as a group. Unless otherwise indicated, all shareholders have sole voting and investment power with respect to the shares beneficially owned.

                                  No. of Shares
                                  Beneficially          Percentage
Name and Address                  Owned                  of Class
-------------------               ------------          ----------
T. Bryan Alu                      175,894 (1)           51.1%
President, Director
727 8th Street
Boulder, CO  80302

Alan M. Bloom                     22,033 (2)             6.4%
Secretary, Director
6028 Flagstaff Road
Boulder, CO  80302

All Directors and                 197,927               57.5%
Executive Officers
as a Group (2)

(1) The amounts and percentages of shares held by T. Bryan Alu excludes 500 shares held by Dana and Tom Kennedy, his sister and brother-in-law, as separate property over which T. Bryan Alu exercises no control and has no beneficial ownership.

(2) The amounts and percentages of shares held by Alan M. Bloom excludes 399 shares held by Hildred Bloom, his mother, and 80 shares held by Andrew Bloom, his brother, as separate property over which Alan M. Bloom exercises no control and has no beneficial ownership.

There have been no Common Stock purchases by the Company or its officers or directors in the past 60 days.

                              CERTAIN TRANSACTIONS

         The Company leases its primary manufacturing and office facilities from an entity in which the Company's president and principal shareholder is a 50% partner. During April 2000, the Company expanded into an additional facility located adjacent to the existing facilities. This additional facility is also owned by the entity in which the Company's president and principal shareholder is a 50% partner. The lease agreement covering all of the above facilities requires monthly payments of approximately $18,130 and expires March 2010, with a five-year option period. The Company is responsible for maintenance and operating costs.

                              FINANCIAL STATEMENTS

Financial Information.

1. Audited Financial Statements as of December 31, 2001, and December 31, 2000; and,
2.       Book Value per share as of December 31, 2001.

Pro forma Information (showing the effect of the transaction).

1.       Balance Sheet as of December 31, 2001;
2. Statement of income and earnings per share for the year ended December 31, 2001; and
3.       Book Value per share as of December 31, 2001.









                                OTHER INFORMATION

  Company's Annual Report for the year ended December 31, 2001 (copy attached)

INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE

Independent Auditor's Report................................................F-2

Balance Sheet - December 31, 2001...........................................F-3

Statements of Income - For the Years Ended December 31, 2001 and 2000.......F-4

Statements of Shareholders' Equity - For the Years Ended
December 31, 2001 and 2000..................................................F-5

Statements of Cash Flows - For the Years Ended December 31, 2001 and 2000...F-6

Notes to Financial Statements...............................................F-7

                          INDEPENDENT AUDITOR'S REPORT




To the Shareholders and Board of Directors
ZEON Corporation
Louisville, Colorado

We have audited the accompanying balance sheet of ZEON Corporation as of December 31, 2001, and the related statements of income, shareholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZEON Corporation as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.



HEIN + ASSOCIATES LLP

Denver, Colorado
February 21, 2002

                                ZEON CORPORATION

                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                                      ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                                    $       150,262
    Trade receivables, less allowance of $27,359 for possible losses                                     864,882
    Inventories                                                                                          634,284
    Prepaid inventory                                                                                     61,486
    Prepaid expenses and other                                                                           183,452
                                                                                                 ---------------
         Total current assets                                                                          1,894,366

PROPERTY AND EQUIPMENT:
    Machinery and equipment                                                                              262,539
    Leasehold improvements                                                                                27,042
    Vehicles                                                                                              41,169
    Furniture and fixtures                                                                                83,775
                                                                                                 ---------------
                                                                                                         414,525
    Less accumulated depreciation and amortization                                                      (273,840)
                                                                                                 ---------------

         Net property and equipment                                                                      140,685

WEBSITE DEVELOPMENT COSTS                                                                                116,000
OTHER ASSETS                                                                                              41,115
                                                                                                 ---------------
TOTAL ASSETS                                                                                     $     2,192,166
                                                                                                 ===============


                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                                             $       368,485
    Accrued expenses                                                                                     139,442
    Customer deposits                                                                                     98,896
    Revolving line-of-credit                                                                             301,098
    Current maturities of long-term debt                                                                  14,682
                                                                                                 ---------------
         Total current liabilities                                                                       922,603

LONG-TERM DEBT, less current maturities                                                                   38,781
DEFERRED TAX LIABILITY, long-term                                                                         68,740
                                                                                                 ---------------
TOTAL LIABILITIES                                                                                      1,030,124
COMMITMENTS (Note 4)
SHAREHOLDERS' EQUITY:
    Common stock, no par value; ($.10 stated value) 100,000,000
         shares authorized; 344,105 outstanding                                                           34,410
    Additional paid-in capital                                                                           924,406
    Retained earnings                                                                                    203,226
                                                                                                 ---------------
         Total shareholders' equity                                                                    1,162,042
                                                                                                 ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                       $     2,192,166
                                                                                                 ===============

              See accompanying notes to these financial statements

                                ZEON CORPORATION

                              STATEMENTS OF INCOME



                                                                                           FOR THE YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                   -----------------------------------
                                                                                        2001               2000
                                                                                   ----------------  ------------------

NET SALES                                                                          $    6,669,668    $     6,149,646

    Cost of sales                                                                       4,909,519          4,397,614
                                                                                   --------------    ---------------

GROSS PROFIT ON SALES                                                                   1,760,149          1,752,032

OPERATING EXPENSES:
    General and administrative                                                            673,449            714,123
    Selling                                                                               587,656            599,007
    Research and development                                                              224,984            236,599
                                                                                   --------------    ---------------
         Total operating expenses                                                       1,486,089          1,549,729
                                                                                   --------------    ---------------

INCOME FROM OPERATIONS                                                                    274,060            202,303

OTHER INCOME (EXPENSE):
    Interest, net                                                                         (39,392)           (43,587)
    Other (expense) income, net                                                              (307)            40,643
                                                                                   --------------    ---------------
         Total other income (expense)                                                     (39,699)            (2,944)
                                                                                   --------------    ---------------

INCOME BEFORE INCOME TAXES                                                                234,361            199,359

INCOME TAX BENEFIT (EXPENSE)
    Current                                                                               (59,156)           (80,983)
    Deferred                                                                              (34,580)             4,000
                                                                                   --------------    ---------------
         Total income tax benefit (expense)                                               (93,736)           (76,983)
                                                                                   --------------    ---------------

NET INCOME                                                                         $      140,625    $       122,376
                                                                                   ==============    ===============

NET INCOME PER SHARE OF COMMON STOCK:
    (Basic and diluted)                                                            $          .41    $           .36
                                                                                   ==============    ===============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    (Basic and Diluted)                                                                   344,350            344,592
                                                                                   ==============    ===============



              See accompanying notes to these financial statements

                                ZEON CORPORATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000





                                                                   COMMON STOCK                           RETAINED
                                                           ------------------------------    ADDITIONAL   EARNINGS       TOTAL
                                                                                              PAID-IN    (ACCUMULATED SHAREHOLDERS'
                                                              SHARES          AMOUNT          CAPITAL      DEFICIT)     EQUITY
                                                           --------------  --------------   ------------- -------------- -----------



BALANCES, January 1, 2000                                344,717    $     34,471     $     926,310    $    (59,775)   $    901,006

        Acquisition and retirement of common stock          (194)            (19)             (563)              -            (582)
        Net income                                             -               -                 -         122,376         122,376
                                                    ------------    ------------     -------------    ------------    ------------

BALANCES, December 31, 2000                              344,523          34,452           925,747          62,601       1,022,800

        Acquisition and retirement of common stock          (418)            (42)           (1,341)              -          (1,383)
        Net income                                             -               -                 -         140,625         140,625
                                                    ------------    ------------     -------------    ------------    ------------

BALANCES, December 31, 2001                              344,105    $     34,410     $     924,406    $    203,226    $  1,162,042
                                                    ============    ============     =============    ============    ============



       See accompanying notes to these financial statements

                                ZEON CORPORATION

                            STATEMENTS OF CASH FLOWS


                                                                                             FOR THE YEARS ENDED
                                                                                                DECEMBER 31,
                                                                                      ----------------------------------
                                                                                           2001               2000
                                                                                      ----------------   ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                        $     140,625      $    122,376
    Adjustments to reconcile net income to net cash provided by (used in)
         operating activities:
             Depreciation and amortization                                                   44,637            61,279
             Provisions for losses on trade receivables                                      20,000            15,500
             Provision for deferred income taxes                                             34,580            (4,000)
             Changes in operating assets and liabilities:
                 Trade receivables                                                         (167,721)         (265,341)
                 Inventories                                                                388,679          (593,115)
                 Prepaid expenses and other                                                  40,243           (78,055)
                 Accounts payable                                                          (279,696)          487,474
                 Accrued expenses                                                           (46,073)          118,831
                 Customer deposits                                                           83,446            (5,244)
                                                                                      -------------      ------------
         Net cash provided by (used in) operating activities                                258,720          (140,295)
                                                                                      -------------      ------------

CASH FLOWS FROM INVESTING ACTIVITY:
    Purchase of property and equipment                                                     (166,530)          (54,342)
                                                                                      -------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit (LOC)                                                    2,788,895         2,362,815
    Payments on LOC                                                                      (2,832,008)       (2,239,415)
    Proceeds from long-term debt                                                                  -            76,790
    Principal payments on long-term debt                                                    (31,910)          (16,014)
    Acquisition and retirement of common stock                                               (1,383)             (582)
                                                                                      -------------      ------------
         Net cash provided by (used in) financing activities                                (76,406)          183,594
                                                                                      -------------      ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                    15,784           (11,043)

CASH AND CASH EQUIVALENTS, beginning of year                                                134,478           145,521
                                                                                      -------------      ------------

CASH AND CASH EQUIVALENTS, end of year                                                $     150,262      $    134,478
                                                                                      =============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid for interest                                                            $      42,495      $     51,545
                                                                                      =============      ============
    Cash paid for income taxes                                                        $     157,077      $      8,700
                                                                                      =============      ============


                                ZEON CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
------------------------------------------------

Organization - ZEON  Corporation  (the  "Company") is engaged in the business of
developing,   manufacturing  and  marketing  neon  signs  to  customers  located throughout the United States and Europe.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments and Credit Risk Concentration - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash, temporary cash investments and trade receivables. The Company invests temporary cash in demand deposits and interest bearing money market accounts with financial institutions. Such deposit accounts, at times, may exceed Federal insured limits. The Company has not experienced any losses in such accounts. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, generally short payment terms, and their dispersion across geographic areas. As of December 31, 2001, three customers made up 78% of accounts receivable. Revenue concentrations for the years ended December 31, 2001 and 2000 was as follows:

                   Customer               2001            2000
                ----------------      --------------  -------------

                        A                    27%             30%
                        B                    11%              5%
                        C                     7%             15%


In 1999, the Company began purchasing parts from an overseas supplier. These parts were used to fill orders obtained from new customers. Of the total revenue for the years ended December 31, 2001 and 2000, approximately 64% and 57%, respectively, were from customers for which overseas parts were supplied. Any disruption in the Company's relationship with the supplier could have an adverse impact on the Company's future operating results. Management believes an alternative supplier of the Company's products could be procured, but there could be significant delays in procuring products to fulfill sales commitments.

Cash and Cash Equivalents - The Company considers cash and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories are valued at the lower of cost or market. Cost is determined at a standard cost, which approximates the same value as determined under the first-in, first-out method.

Property and Equipment - Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 5-year period. Leasehold improvements are amortized on the straight-line method over the lesser of the lease term or the useful life. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. For income tax purposes, depreciation is calculated using accelerated methods.

Website Development Cost - The Company is currently developing its Website and related costs have been capitalized. During fiscal 2001, the Company capitalized $116,000 of website costs paid to a third party. Capitalized development costs have not begun amortization, as the website has not been put into use as of December 31, 2001. The Company intends to amortize these costs over 5 years.

Long-Lived Assets - The Company applies SFAS No. 121, Accounting for the Impairment of Long-Lived Assets. Under SFAS No. 121, long-lived assets and certain identifiable intangibles are reported at the lower of the carrying amount or their estimated recoverable amounts.

Revenue Recognition - Sales are generally recorded in the periods in which products are shipped.

Taxes on Income - The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, the Company's policy is to provide deferred income taxes on differences between the financial reporting and tax basis of assets and liabilities.

Stock-Based Compensation - As permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense for issuances of equity instruments to employees is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. The Company estimates the fair value of each stock option of the grant date by using the Black-Scholes option-pricing model.

Income Per Share - The Company applies SFAS No. 128, Earnings Per Share. SFAS No. 128 provides for the calculation of "Basic" and "Diluted" income per share. Basic income per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted income per share reflects the potential dilution of securities that could share in the earnings of an entity. At
December 31, 2001, there were no outstanding options or other dilutive securities. At December 2000, no options were included in diluted income per share because the exercise contingency had not been met. See Note 5 for further discussion.

Comprehensive Income - Comprehensive income is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income was equal to its net income for all periods presented in these financial statements.

New Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS 142 are:
1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not believe that the adoption of these statements will have a material effect on its financial position, results of operations, or cash flows.

In June 2001,  the FASB also  approved for issuance  SFAS 143 "Asset  Retirement
Obligations." SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The Company will adopt the statement effective no later than January 1, 2003, as required. The transition adjustment resulting from the adoption of SFAS 143 will be reported as a cumulative effect of a change in accounting principle. At this time, the Company cannot reasonably estimate the effect of the adoption of this statement on its financial position, results of operations, or cash flows.

In October 2001, the FASB also approved SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 replaces SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. Statement 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. At this time, the Company cannot estimate the effect of this statement on its financial position, results of operations, or cash flows.


2.       INVENTORIES:
         -----------

        Inventories are summarized as follows:

                                                                                      December 31,
                                                                                          2001
                                                                                    -----------------

           Finished goods                                                           $        533,159
           Work-in-process                                                                     2,931
           Raw materials                                                                      98,194
                                                                                    ----------------

                                                                                    $        634,284
                                                                                    ================


3.       LONG-TERM DEBT AND REVOLVING LINE-OF-CREDIT:
         -------------------------------------------

        Long-term debt consisted of the following:

                                                                                      December 31,
                                                                                          2001
                                                                                    ------------------

           Note payable to a bank, interest at 1% above the bank's reference rate (5.75% at December 31, 2001), monthly principal and interest payments through March 2005, collateralized by trade receivables,
           inventories, property and equipment, and intangibles.                    $         53,463

           Less current maturities                                                           (14,682)
                                                                                    ----------------

                                                                                    $         38,781
                                                                                    ================


Future maturities of long-term debt are: 2002 - $14,682; 2003 - $16,242; 2004 - $17,961; and 2005 - $4,578.

The Company has a line-of-credit from its bank for borrowings of up to $2,000,000, with interest on any borrowing at 1% above the bank's reference rate (5.75% at December 31, 2001), to be paid monthly. The line-of-credit is collateralized by trade receivables, inventories, property and equipment, intangibles and common stock of the Company owned by the Company's president. The Company is subject to certain restrictions which include among other things, restrictions on borrowings and dividend payments. The balance drawn on this line as of December 31, 2001 was $301,098 plus $67,828 committed to an issued outstanding letter-of-credit. The line-of-credit expires on May 15, 2002.

4.       COMMITMENTS AND RELATED PARTY TRANSACTIONS:
         ------------------------------------------

The Company leases its primary manufacturing and office facilities from an entity in which the Company's president is a 50% partner. The lease agreement covering all of the above facilities requires monthly payments of approximately $18,134 and expires in March 2010 with a five-year option period. The Company is responsible for maintenance and operating costs.

The Company had an operating lease agreement with an unrelated party which required monthly payments of approximately $6,200 through December 2000. The Company had entered into a sublease agreement for this space with an unrelated party through December 2000 at an initial monthly rate of approximately $10,700. The operating lease and sublease agreements expired in December 2000.

        Rent expense for operating leases, less related sublease income, was as follows:

                                                                                For the Years Ended
                                                                                    December 31,
                                                                          ---------------------------------
                                                                              2001              2000
                                                                          --------------   ----------------

           Related party lease                                            $    210,250     $     220,662
           Unrelated party lease                                                     -            83,094
           Less sublease rentals                                                     -          (128,338)
                                                                          ------------     -------------

                                                                          $    210,250     $     175,418
                                                                          ============     =============


Future lease commitments are: 2002 - $217,608; 2003 - $225,224; 2004 - $233,107;
2005 - $241,266, 2006 - $249,710, and thereafter - $874,441.

STOCK OPTION AND AWARD PLANS:
----------------------------

Stock Option Plan - The Company has a Stock Option Plan (the "Plan"), expiring June 21, 2004, reserving for issuance 35,000 shares of the Company's common stock. The Plan provides for grants to either employees or non-employee directors, at the discretion of a committee of the Board of Directors, of incentive or non-statutory stock options to purchase common stock of the Company at a price not less than fair market value on the date of grant. Any options granted under the Plan must be exercised within 10 years of the date they were granted. The Company granted 27,000 stock options in February 1998 to three employees, exercisable at $2.00 a share, which vest ratably over three years based on the Company achieving certain predetermined financial targets each fiscal year end. As of February 2001, all 27,000 of these options had expired because certain predetermined financial targets were not met.

Directors' Compensation Plan - The Company has a directors' compensation plan whereby directors can be compensated with restricted common stock of the Company in exchange for services provided. Shares issued will be valued based upon the market value of the stock as determined by the Company. As of December 31, 2001, no shares have been issued under this plan.

6.       TAXES ON INCOME:
         ---------------

        A reconciliation of income taxes at the Federal statutory rate to the effective tax rate is as follows:

                                                                                    2001              2000
                                                                               ----------------  --------------

           Income taxes computed at the Federal statutory rate (34%)           $     (79,682)    $    (67,800)
           State income tax                                                           (8,403)
           Change in valuation allowance                                                   -          (10,150)
           Other                                                                      (5,651)             967
                                                                               -------------     ------------

           Income tax benefit (expense)                                        $     (93,736)    $    (76,983)
                                                                               =============     ============

The types of temporary differences between the tax basis of assets and liabilities that give rise to a significant portion of the deferred tax assets (liabilities) and their approximate tax effects are as follows:

                                                                                    2001              2000
                                                                               ----------------  ----------------

           Non-Current:
                   Property and equipment                                      $     (26,100)    $     (2,800)
                   Website development                                               (42,600)               -

           Current:
                   Deferred revenue                                                   36,700            5,700
                   Allowance for bad debts                                            10,200            6,000
                   Other                                                              22,200           26,100
                                                                               -------------     ------------
                                                                                         400           35,000
           Valuation allowance                                                             -                -
                                                                               -------------     ------------
                                                                               $         400     $     35,000
                                                                               =============     ============


The net current deferred tax asset is included as part of other prepaid and current assets.

Book Value per share as of December 31, 2002            $3.40

ZEON CORPORATION
                         Pro Forma Financial Information


The following unaudited pro forma financial statements illustrate the effect of the reversal stock split and cash out of fractional shares on Zeon Corporation's financial position and results of operations. The unaudited pro forma balance sheet as of December 31, 2001 is based the historical balance sheet of Zeon Corporation and assumes the reverse and cash out transaction took place on that date. The unaudited pro forma statement of operations for the twelve months ended December 31, 2001 assumed that the stock split and cash out of fractional shares occurred on January 1, 2001.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which could have been attained had the reversal and cash out transaction been consummated at the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of Zeon Corporation.

                                ZEON CORPORATION
                               Pro forma Unaudited
                                  BALANCE SHEET
                                DECEMBER 31, 2001

                                                                                                     Pro Forma       Pro forma
                                                                                         Historical  adjustment      Statement
                                       ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                        $       150,262                $       150,262
    Trade receivables, less allowance of $27,359 for possible losses                         864,882                        864,882
    Inventories                                                                              634,284                        634,284
    Prepaid inventory                                                                         61,486                         61,486
    Prepaid expenses and other                                                               183,452                        183,452
                                                                                     ---------------                ---------------
         Total current assets                                                              1,894,366                      1,894,366

PROPERTY AND EQUIPMENT:
Machinery and equipment                                                                      262,539                        262,539
    Leasehold improvements                                                                    27,042                         27,042
    Vehicles                                                                                  41,169                         41,169
    Furniture and fixtures                                                                    83,775                         83,775
                                                                                     ---------------                ---------------
                                                                                             414,525                        414,525
    Less accumulated depreciation and amortization                                          (273,840)                      (273,840)
                                                                                     ---------------                ---------------

         Net property and equipment                                                          140,685                        140,685

WEBSITE DEVELOPMENT COSTS                                                                    116,000                        116,000
OTHER ASSETS                                                                                  41,115                         41,115
                                                                                     ---------------                ---------------
TOTAL ASSETS                                                                         $     2,192,166                $     2,192,166
                                                                                     ===============                ===============


                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                                 $       368,485                $       368,485
    Accrued expenses                                                                         139,442                        139,442
    Customer deposits                                                                         98,896                         98,896
    Revolving line-of-credit                                                                 301,098   205,000 (a)          506,098
    Current maturities of long-term debt                                                      14,682                         14,682
                                                                                     ---------------                ---------------
         Total current liabilities                                                           922,603                      1,127,603


LONG-TERM DEBT, less current maturities                                                       38,781                         38,781
DEFERRED TAX LIABILITY, long-term                                                             68,740                         68,740
                                                                                     ---------------                ---------------
TOTAL LIABILITIES                                                                          1,030,124                      1,235,124
COMMITMENTS (Note 4)
SHAREHOLDERS' EQUITY:
    Common stock, no par value; ($.10 stated value) 100,000,000
         shares authorized; 589 outstanding                                                   34,410 (4,956)    (a)          29,454
    Additional paid-in capital                                                               924,406 (200,044)  (a)         724,362
    Retained earnings                                                                        203,226                        203,226
                                                                                     ---------------                ---------------
         Total shareholders' equity                                                        1,162,042                        957,042
                                                                                     ---------------                ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                           $     2,192,166                $     2,192,166

                                                                                     ===============                ===============


                                ZEON CORPORATION
                               Pro Forma Unaudited
                              STATEMENTS OF INCOME
                      For the Year Ended December 31, 2001




                                                                                     Pro Forma          Pro Forma
                                                                 Historical          Adjustments         Statement

NET SALES                                                      $    6,669,668                        $    6,669,668

    Cost of sales                                                   4,909,519                             4,909,519
                                                               --------------                        --------------

GROSS PROFIT ON SALES                                               1,760,149                             1,760,149

OPERATING EXPENSES:
    General and administrative                                        673,449       ($15,000) (b)           658,449
    Selling                                                           587,656                               587,656
    Research and development                                          224,984                               224,984
                                                               --------------                        --------------
         Total operating expenses                                   1,486,089                             1,471,089
                                                               --------------                        --------------

INCOME FROM OPERATIONS                                                274,060                               289,060

OTHER INCOME (EXPENSE):
    Interest, net                                                     (39,392)      (12,300)  (c)           (51,692)
    Other (expense) income, net                                          (307)                                 (307)
                                                               --------------                        --------------
         Total other income (expense)                                 (39,699)                              (51,999)
                                                               --------------                        --------------

INCOME BEFORE INCOME TAXES                                            234,361                               237,061

INCOME TAX BENEFIT (EXPENSE)
    Current                                                            (59,156)       (1,025)  (d)          (60,181)
    Deferred                                                          (34,580)                              (34,580)
                                                               --------------                        --------------
         Total income tax benefit (expense)                           (93,736)                              (94,761)
                                                               --------------                        --------------

NET INCOME                                                     $      140,625                        $      142,300
                                                               ==============                        ==============

NET INCOME PER SHARE OF COMMON STOCK:
    (Basic and diluted)                                        $          .41                        $       241.60
                                                               ==============                        ==============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    (Basic and Diluted)
                                                                      344,350                                   589(e)
                                                               =================                     =================



                                ZEON CORPORATION
              NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

(a) to record the cash out of fractional shareholders financed by Company line-of-credit

(b) To record reduction in expenses related to legal and other professional fees for SEC reporting

(c) To recognize incurred interest on fractional Share cash out being financed at 6%

(d) To record the tax effect net income impact of reduced expenses and additional interest expense

(e) The Outstanding Common Shares have been adjusted to reflect the remaining full shares after the 1 for 500 reversal.




Other pro forma information:

Book value per share as December 31, 2001                            $1,643.37

                                   Schedule 1

                           Dissenters' Rights Statute


Section 7-113 101- Definitions

For purposes of this article:

   (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

   (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

   (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

   (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

   (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

   (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

Source: L. 93: Entire article added, p. 813,ss.1, effective July 1, 1994. Editor's note: For definitions applicable to this title, seess.7-90-102.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-101 is similar to ss. 7-7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Purpose of dissenters' rights statutes is to protect the property rights of dissenting shareholders from actions by majority shareholders that alter the character of their investment. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         Statutes, not bylaws of corporation, control valuation of shares. However, the unique structure of the corporation, as expressed in its bylaws, is a relevant factor. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988); M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         "Fair value" connotes a broader approach to valuation than "fair market value". In determining fair value, the court must consider all relevant value factors, the most important of which are market value, investment or earnings value, and net asset value. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         A marketability discount may, in appropriate circumstances, be applied in situations in which a closely held corporation's shares are valued under this section, but such a determination is a factual one that must be made on an ad hoc basis. WCM Indus. v. Trustees of Wilson Trust, 948 P.2d 36 (Colo. App. 1997) (decided under law as it existed prior to the 1994 repeal ofss.7-4-124).

         Distinction between marketability discount and minority discount. A minority discount adjusts for lack of control over the business entity on the theory that non-controlling shares of stock are not worth their proportionate share of the firm's value because they lack voting power to control corporate actions. A marketability discount adjusts for a lack of liquidity in one's interest in an entity, on the theory that there is a limited supply of potential buyers for stock in a closely held corporation. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         Finding of fair value is a factual determination. As such, it will not be disturbed on appeal unless clearly erroneous. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                         7-113-102 - Right to dissent.

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the  shareholders  of that  corporation is required for
the  merger  by  section   7-111-103   or   7-111-104  or  by  the  articles  of
incorporation; or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102
(2).

         (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

         (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

   (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

   (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

         (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

         (c) Cash in lieu of fractional shares; or

         (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

   (2) (Deleted by amendment, L. 96, p. 1321,ss.30, effective June 1, 1996.)

         (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

   (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

   (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Source: L. 93: Entire article added, p. 814,ss.1, effective July 1, 1994. L. 96:
Entire section amended, p. 1321,ss.30, effective June 1.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 805-817, 826; 19 Am. Jur.2d, Corporations,ss.2574.

   C.J.S. See 19 C.J.S., Corporations,ss.ss. 799-801.

         Law reviews. For article, "Sale of Substantially All Corporate Assets", see 16 Colo. Law. 455 (1987). For article, "Mergers and Acquisitions in
Colorado: A Practitioner's Roadmap", see 16 Colo. Law. 769 (1987). For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-102 is similar to ss. 7-4-123 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Issuance of stock contrary to a dissenting shareholder's preemptive rights does not fall within the purview of this section. Breniman v. Agricultural Consultants, Inc., 648 P.2d 165 (Colo. App. 1982) (decided under formerss.7-5-113).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

             7-113-103 - Dissent by nominees and beneficial owners.

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

Source: L. 93: Entire article added, p. 815,ss.1, effective July 1, 1994.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 805-817, 826; 19 Am. Jur.2d, Corporations,ss.2574.

         C.J.S. See 19 C.J.S., Corporations,ss.ss. 799-801.

         Law reviews. For article, "Sale of Substantially All Corporate Assets", see 16 Colo. Law. 455 (1987). For article, "Mergers and Acquisitions in
Colorado: A Practitioner's Roadmap", see 16 Colo. Law. 769 (1987). For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-103 is similar to ss. 7-4-123 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Issuance of stock contrary to a dissenting shareholder's preemptive rights does not fall within the purview of this section. Breniman v. Agricultural Consultants, Inc., 648 P.2d 165 (Colo. App. 1982) (decided under formerss.7-5-113).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

                   7-113-201 - Notice of dissenters' rights.

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

Source: L. 93: Entire article added, p. 816,ss.1, effective July 1, 1994. L. 96:
Entire section amended, p. 1323,ss.31, effective June 1.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-201 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualif y as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                7-113-202 - Notice of intent to demand payment.

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b) Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder  who does not satisfy the  requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

Source: L. 93: Entire article added, p. 816,ss.1, effective July 1, 1994. L. 96:
IP(1) and (2) amended, p. 1323,ss.32, effective June 1.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-202 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                        7-113-203 - Dissenters' notice.

         (1) If a proposed  corporate action creating  dissenters'  rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

         (g) Be  accompanied  by a copy of this article.

Source: L. 93: Entire article added, p. 817,ss.1, effective July 1, 1994.

   Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-203 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                    7-113-204 - Procedure to demand payment.

         (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

         (b) Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.
Source: L. 93: Entire article added, p. 817,ss.1, effective July 1, 1994.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-204 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                       7-113-205 - Uncertificated shares.

         (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

Source: L. 93: Entire article added, p. 818,ss.1, effective July 1, 1994.

                              7-113-206 - Payment.

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A  statement  of the  dissenter's  right to  demand  payment  under section 7-113-209; and

         (e) A copy of this article.

Source: L. 93: Entire article added, p. 818,ss.1, effective July 1, 1994.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-206 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                      7-113-207 - Failure to take action.

         (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable. Source: L. 93: Entire article added, p. 819,ss.1, effective July 1, 1994.

   Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-207 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

7-113-208 - Special provisions relating to shares acquired after announcement of proposed corporate action.

         (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section
7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).
   Source: L. 93: Entire article added, p. 819,ss.1, effective July 1, 1994.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-208 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

   7-113-209 - Procedure if dissenter is dissatisfied with payment or offer.


         (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

   Source: L. 93: Entire article added, p. 820,ss.1, effective July 1, 1994.
     Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-209 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter delivered to post office box designated as place where corporation would receive payment demands and other communications considered received within 30-day period. M Life Ins. Co. v. S & W, 962 P.2d 335 (Colo. App. 1998).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                           7-113-301 - Court action.

         (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

Source: L. 93: Entire article added, p. 820,ss.1, effective July 1, 1994. L. 96:
(2) amended, p. 1324,ss.33, effective June 1.

         Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-301 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Interpretation of "fair value". Relying on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).

                   7-113-302 - Court costs and counsel fees.

         (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

   (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

Source: L. 93: Entire article added, p. 821,ss.1, effective July 1, 1994.

   Am. Jur.2d. See 18A Am. Jur.2d, Corporations,ss.ss. 817, 826, 828-835.

         Law reviews. For article, "Dissenter's Rights in Colorado", see 18 Colo. Law. 1101 (1989).

         Annotator's note. Since ss. 7-113-302 is similar to ss. 7-4-124 as it existed prior to the 1993 recodification of the "Colorado Business Corporation Act", articles 101 to 117 of title 7, cases construing that provision and its predecessors have been included in the annotations to this section.

         Award under this section granting attorney fees, but not determining the amount, is not a final and appealable order. M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         Interpretation of "fair value". Relyin on case law interpreting "fair value" within the context of dissenters' rights statutes in other states, a determination of fair value is based on all relevant value factors considering the particular circumstances of the corporation involved. Such a determination is not premised upon any precise mathematical formula. Pioneer Bancorporation, Inc. v. Waters, 765 P.2d 597 (Colo. App. 1988); M Life Ins. Co. v. Sapers & Wallack Ins. Agency, Inc., P.3d (Colo. App. 2001).

         "Shall" as used in subsection  (8)(f) is mandatory.  Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Letter mailed by dissenter was not mailed within the thirty day period specified in subsection (7) and did not qualify as a demand letter, but was only evidence that dissenter's demand remained unsettled. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Dissenter entitled to amount demanded with interest. Egret Energy Corp.
v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Costs not properly assessed against dissenter. Dissenter's suit was an exercise of statutory rights and not an arbitrary and vexatious action pursued in bad faith. Egret Energy Corp. v. Peierls, 796 P.2d 25 (Colo. App. 1990).

         Defendant corporation owed dissenting stockholder the fair value, not the redemption value, for plaintiff's preferred stock. Fair value is akin to fair market value, the value a shareholder would receive in an arms-length transaction, and not necessarily an existent redemptive value if the redemptive value is lower than fair market value. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Extraordinary actions of the corporation in selling off its property permit the dissenting shareholder to invoke this section to obtain fair value payment for his shares. Breniman v. Agricultural Consultants, 829 P.2d 493 (Colo. App. 1992).

         Applied in Walter S. Cheesman Realty Co. v. Moore, 770 P.2d 1308 (Colo. App. 1988).